MACOM Reports Fiscal Fourth Quarter and Fiscal Year 2021 Financial Results

LOWELL, MA, November 4, 2021 – MACOM Technology Solutions Holdings, Inc. (“MACOM”) (NASDAQ: MTSI), a leading supplier of semiconductor products, today announced its financial results for its fiscal fourth quarter and fiscal year ended October 1, 2021.
Fourth Quarter Fiscal Year 2021 GAAP Results
•Revenue was $155.2 million, an increase of 5.4% compared to $147.2 million in the previous year fiscal fourth quarter and an increase of 1.7% compared to $152.6 million in the prior fiscal quarter;
•Gross margin was 58.1%, compared to 52.8% in the previous year fiscal fourth quarter and 57.2% in the prior fiscal quarter;
•Operating income was $26.3 million, compared to operating income of $12.7 million in the previous year fiscal fourth quarter and operating income of $23.7 million in the prior fiscal quarter; and
•Net income was $17.1 million, or $0.24 per diluted share, compared to net income of $17.5 million, or $0.22 per diluted share, in the previous year fiscal fourth quarter and net income of $15.0 million, or $0.21 per diluted share, in the prior fiscal quarter.
Fourth Quarter Fiscal Year 2021 Adjusted Non-GAAP Results
•Adjusted gross margin was 61.1%, compared to 56.4% in the previous year fiscal fourth quarter and 60.3% in the prior fiscal quarter;
•Adjusted operating income was $46.8 million, or 30.2% of revenue, compared to adjusted operating income of $34.1 million, or 23.2% of revenue, in the previous year fiscal fourth quarter and adjusted operating income of $43.9 million, or 28.7% of revenue, in the prior fiscal quarter; and
•Adjusted net income was $43.3 million, or $0.61 per diluted share, compared to adjusted net income of $27.6 million, or $0.40 per diluted share, in the previous year fiscal fourth quarter and adjusted net income of $40.3 million, or $0.57 per diluted share, in the prior fiscal quarter.
Fiscal Year 2021 GAAP Results
•Revenue was $606.9 million, an increase of 14.5%, compared to $530.0 million in fiscal year 2020;
•Gross margin was 56.3%, compared to 51.0% in fiscal year 2020;
•Operating income was $81.0 million, compared to $3.4 million in fiscal year 2020; and
•Net income was $38.0 million, or $0.54 per diluted share, compared to a net loss of $46.1 million, or $0.69 loss per diluted share in fiscal year 2020.
Fiscal Year 2021 Adjusted Non-GAAP Results
•Adjusted gross margin was 59.6%, compared to 55.0% in fiscal year 2020;
•Adjusted operating income was $170.3 million, compared to adjusted operating income of $96.0 million in fiscal year 2020; and
•Adjusted net income was $151.9 million, or $2.15 per diluted share, compared to adjusted net income of $67.1 million, or $0.98 per diluted share, in fiscal year 2020.

Management Commentary
“We remain focused on growth and profitability as we enter our next fiscal year,” said Stephen G. Daly, President and Chief Executive Officer.
Business Outlook
For the fiscal first quarter ending December 31, 2021, MACOM expects revenue to be in the range of $157 million to $161 million. Adjusted gross margin is expected to be between 60.0% and 62.0%, and adjusted earnings per share is expected to be between $0.60 and $0.64 on an anticipated 71.4 million fully diluted shares outstanding.
Conference Call
MACOM will host a conference call on Thursday, November 4, 2021 at 8:30 a.m. Eastern Time to discuss its fiscal fourth quarter and fiscal year 2021 financial results and business outlook. Investors and analysts may join the conference call by dialing 1-877-837-3908 and providing the passcode 8292456.
International callers may join the teleconference by dialing +1-973-872-3000 and entering the same passcode at the prompt. A telephone replay of the call will be made available beginning two hours after the call and will remain available for five business days. The replay number is 1-855-859-2056 and the passcode is 8292456. International callers should dial +1-404-537-3406 and enter the same passcode at the prompt.
Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties in the Investors section of MACOM’s website at http://www.macom.com. To listen to the live call, please go to the Investors section of MACOM’s website and click on the conference call link at least fifteen minutes prior to the start of the conference call. For those unable to participate during the live broadcast, a replay will be available shortly after the call and will remain available for approximately 30 days.
About MACOM
MACOM designs and manufactures high-performance semiconductor products for the Telecommunications, Industrial and Defense and Datacenter industries. MACOM services over 6,000 customers annually with a broad product portfolio that incorporates RF, Microwave, Analog and Mixed Signal and Optical semiconductor technologies. MACOM has achieved certification to the IATF16949 automotive standard, the ISO9001 international quality standard and the ISO14001 environmental management standard. MACOM operates facilities across the United States, Europe, Asia and is headquartered in Lowell, Massachusetts. To learn more, visit www.macom.com.
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements include, among others, statements about MACOM’s strategic plans and priorities, our ability to ensure business continuity and to be successful in our engineering efforts, acceleration, strength and competitiveness of new product introductions, MACOM’s profitability, prospects and growth opportunities in our three primary markets, our strategy with respect to adjacent markets, development and process qualification timelines, continued improvements and the estimated financial results for our 2022 fiscal first quarter and the stated business outlook and future results of operations.
These forward-looking statements reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including any failure to anticipate demand for our products; risks related to any weakening of economic conditions, including as a result of the COVID-19 pandemic; our dependence on a limited number of customers; our ability to develop new products and achieve market acceptance of those products; component shortages and supply constraints or other disruptions in our supply chain, including as a result of the COVID-19 pandemic; and those other factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Discussion Regarding the Use of Historical and Forward-Looking Non-GAAP Financial Measures
In addition to United States Generally Accepted Accounting Principles (“GAAP”) reporting, MACOM provides investors with financial measures that have not been calculated in accordance with GAAP, such as: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP income from operations and operating margin, adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP diluted shares, non-GAAP income tax rate, non-GAAP interest expense and non-GAAP free cash flow. In this release or elsewhere, we may alternatively refer to such non-GAAP measures as “adjusted” measures. This non-GAAP information excludes the effect, where applicable, of intangible amortization expense, share-based compensation expense, restructuring benefits and charges, warrant liability expense, non-cash interest, acquisition and integration related costs, loss on debt extinguishment, equity method investment gains and losses, and the tax effect of each non-GAAP adjustment.
Management believes these excluded items are not reflective of our underlying performance and uses these non-GAAP financial measures to: evaluate our ongoing operating performance and compare it against prior periods, make operating decisions, forecast future periods, evaluate potential acquisitions, compare our operating performance against peer companies and assess certain compensation programs. The exclusion of these items from our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate the results of our ongoing operations and enable more meaningful period-to-period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. We have not provided a reconciliation with respect to any forward-looking non-GAAP financial data presented because we do not have and cannot reliably estimate certain key inputs required to calculate the most comparable GAAP financial data, such as the future price per share of our common stock for purposes of calculating the value of our common stock warrant liability, future acquisition costs, the possibility and impact of any litigation costs, changes in our GAAP effective tax rate and impairment charges. We believe these unknown inputs are likely to have a significant impact on any estimate of the comparable GAAP financial data.
Investors are cautioned against placing undue reliance on non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.
Additional information and management’s assessment regarding why certain items are excluded from our non-GAAP measures are summarized below:
Amortization Expense – is related to acquired intangible assets which are based upon valuation methodologies, and are generally amortized over the expected life of the intangible asset at the time of acquisition, which may result in amortization amounts that vary over time. This non-cash expense is not considered by management in making operating decisions.
Share-Based Compensation Expense – includes share-based compensation expense for awards that are equity and liability classified on our balance sheet. Share-based compensation expense is partially outside of our control due to factors such as stock price volatility and interest rates, which may be unrelated to our operating performance during the period in which the expense is incurred. It is an expense based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly between companies. Share-based compensation expense amounts are not considered by management in making operating decisions.
Restructuring Benefits/Charges – includes amounts primarily associated with our 2019 restructuring plan that reduced staffing and manufacturing, research and development and administrative footprints. We believe these amounts are not correlated to future business operations and do not reflect our ongoing operations.
Warrant Liability Expense/Gains – are associated with mark-to-market fair value adjustments which are largely based on the value of our common stock, which may vary from period to period due to factors such as stock price volatility. We believe these amounts are not correlated to future business operations and do not reflect our ongoing operations.
Non-cash Interest, Net – includes amounts associated with the amortization of the discount on our convertible notes and the amortization of certain fees associated with the establishment or amendment of our credit agreement, term loans and convertible notes that are being amortized over the life of the agreements. We believe these amounts are non-cash in nature, are not correlated to future business operations and do not reflect our ongoing operations.
Acquisition and Integration Related Costs – includes amounts accrued for employees of acquired businesses which are not expected to have a continuing contribution to operations. We believe the exclusion of these items is useful in providing management a basis to evaluate ongoing operating activities and strategic decision making.
Equity Method Investment Gains/Losses – primarily includes gains and losses associated with a non-marketable equity investment we have in a private business. We believe these non-cash amounts are not correlated to future business operations and do not reflect our ongoing operations.
Loss on Debt Extinguishment – includes the write-off of unamortized deferred financing costs associated with the paydown of our term loans. We believe these non-cash amounts are not correlated to future business operations and do not reflect on our ongoing operations.
Tax Effect of Non-GAAP Adjustments – includes adjustments to arrive at an estimate of our non-GAAP income tax rate associated with our non-GAAP income over a period of time. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors including our historical and forecast earnings by jurisdiction, discrete items, cash taxes paid in relation to our non-GAAP net income before income taxes and our ability to realize tax assets. We generally assess this non-GAAP income tax rate quarterly and have utilized 5% for fiscal year 2021 and 8% for fiscal year 2020. Our historical effective income tax rate under GAAP has varied significantly from our adjusted non-GAAP income tax rate due primarily to changes in fair values of the common stock warrant liability, which are excluded from our adjusted net income and are neither deductible nor taxable for tax purposes, losses or gains associated with our equity method investment in a private business, income taxed in foreign jurisdictions at generally lower tax rates, intangible impairments, research and development tax credits and merger expenses. We believe it is beneficial for management to review our non-GAAP income tax rate on a consistent basis over periods of time. Items such as those noted above may have a significant impact on our GAAP income tax expense and associated effective tax rate over time.
Adjusted EBITDA – is a calculation that adds depreciation expense to our adjusted income from operations. Management reviews and utilizes this measure for operational analysis purposes. We believe competitors and others in the financial industry also utilize this measure for analysis purposes.
Free Cash Flow – is a calculation that starts with cash flow from operating activities and reduces this amount by our capital expenditures in the applicable period. Management reviews and utilizes this measure for cash flow analysis purposes. We believe competitors and others in the financial industry also utilize this measure for analyzing a company’s cash flow.
Incremental Shares – is the number of potential shares of common stock issuable upon the exercise of stock options, restricted stock, restricted stock units and warrants that were not included in the calculation of our

GAAP diluted shares. We believe competitors and others in the financial industry utilize this measure for analysis purposes.

* * *
Company Contact:
MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti
Vice President, Strategic Initiatives and Investor Relations
P: 978-656-2977
E: stephen.ferranti@macom.com

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	October 1,	July 2,	October 2,	October 1,	October 2,
	2021	2021	2020	2021	2020
Revenue	$155,211	$152,622	$147,249	$606,920	$530,037
Cost of revenue	65,000	65,353	69,533	265,065	259,871
Gross profit	90,211	87,269	77,716	341,855	270,166
Operating expenses:
Research and development	33,679	33,610	35,397	138,844	141,333
Selling, general and administrative	30,250	29,985	29,990	122,009	124,306
Restructuring (benefit) charges	—	—	(356)	—	1,139
Total operating expenses	63,929	63,595	65,031	260,853	266,778
Income from operations	26,282	23,674	12,685	81,002	3,388
Other income (expense):
Warrant liability gain (expense)	—	—	2,003	(11,130)	(12,948)
Interest expense, net	(5,482)	(5,526)	(5,239)	(20,593)	(27,380)
Other (expense) income, net	(2,048)	(2,661)	7,843	(6,334)	(4,622)
Total other (expense) income	(7,530)	(8,187)	4,607	(38,057)	(44,950)
Income (loss) before income taxes	18,752	15,487	17,292	42,945	(41,562)
Income tax expense (benefit)	1,623	482	(200)	4,972	4,516
Net income (loss)	$17,129	$15,005	$17,492	$37,973	$(46,078)

Net income (loss) per share:
Income (loss) per share - Basic	$0.25	$0.22	$0.26	$0.55	$(0.69)
Income (loss) per share - Diluted	$0.24	$0.21	$0.22	$0.54	$(0.69)
Weighted average common shares:
Shares - Basic	68,804	68,732	66,893	68,449	66,606
Shares - Diluted	71,050	70,880	69,286	70,474	66,606

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	October 1,	October 2,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$156,537	$129,441
Short-term investments	188,365	203,711
Accounts receivable, net	84,570	45,884
Inventories	82,699	91,584
Prepaid and other current assets	9,365	10,899
Total current assets	521,536	481,519
Property and equipment, net	120,526	118,866
Goodwill and intangible assets, net	398,925	445,910
Deferred income taxes	39,516	41,935
Other investments	15,342	17,745
Other long-term assets	38,300	40,453
TOTAL ASSETS	$1,134,145	$1,146,428
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of finance lease obligations	$958	$1,368
Current portion of long-term debt	—	6,885
Accounts payable	28,712	23,043
Accrued liabilities	63,374	63,654
Total current liabilities	93,044	94,950
Finance lease obligations, less current portion	28,037	28,994
Long-term debt obligations, less current portion	492,097	652,172
Warrant liability	—	25,312
Other long-term liabilities	49,231	44,854
Total liabilities	662,409	846,282
Stockholders’ equity	471,736	300,146
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,134,145	$1,146,428

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Twelve Months Ended
	October 1,	October 2,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$37,973	$(46,078)
Depreciation and intangible asset amortization	69,953	78,826
Share-based compensation	34,998	35,674
Warrant liability expense	11,130	12,948
Deferred financing cost amortization and write-offs	6,458	4,061
Accretion of discount on convertible note	7,619	—
Loss on equity method investment	2,403	5,867
Other adjustments to reconcile income (loss) to net operating cash	3,804	4,581
Accounts receivable	(38,686)	23,906
Inventories	8,886	16,296
Change in other operating assets and liabilities	3,874	35,316
Net cash provided by operating activities	148,412	171,397
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(17,954)	(17,573)
Sales, purchases and maturities of investments	15,087	(101,044)
Proceeds from divested business	—	11,003
Proceeds from sale of assets	284	419
Net cash used in investing activities	(2,583)	(107,195)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes, net of issuance costs	444,249	—
Payments of long-term debt	(545,321)	(6,885)
Payments on finance leases	(1,368)	(1,708)
Proceeds from stock option exercises and employee stock purchases	6,781	4,585
Repurchase of common stock - tax withholdings on equity awards	(23,436)	(6,708)
Net cash used in financing activities	(119,095)	(10,716)
Foreign currency effect on cash	362	436
NET CHANGE IN CASH AND CASH EQUIVALENTS	27,096	53,922
CASH AND CASH EQUIVALENTS — Beginning of period	129,441	75,519
CASH AND CASH EQUIVALENTS — End of period	$156,537	$129,441

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited and in thousands, except per share data)

	Three Months Ended						Twelve Months Ended
	October 1, 2021		July 2, 2021		October 2, 2020		October 1, 2021		October 2, 2020
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$90,211	58.1	$87,269	57.2	$77,716	52.8	$341,855	56.3	$270,166	51.0
Amortization expense	3,806	2.5	3,806	2.5	4,347	3.0	15,296	2.5	17,462	3.3
Share-based compensation expense	878	0.6	927	0.6	914	0.6	4,314	0.7	4,143	0.8
Adjusted gross profit (Non-GAAP)	$94,895	61.1	$92,002	60.3	$82,977	56.4	$361,465	59.6	$291,771	55.0

	Three Months Ended						Twelve Months Ended
	October 1, 2021		July 2, 2021		October 2, 2020		October 1, 2021		October 2, 2020
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Operating expenses - GAAP	$63,929	41.2	$63,595	41.7	$65,031	44.2	$260,853	43.0	$266,778	50.3
Amortization expense	(7,601)	(4.9)	(7,601)	(5.0)	(8,071)	(5.5)	(30,918)	(5.1)	(32,868)	(6.2)
Share-based compensation expense	(8,272)	(5.3)	(7,854)	(5.1)	(8,560)	(5.8)	(38,772)	(6.4)	(37,016)	(7.0)
Restructuring benefit (charges)	—	—	—	—	356	0.2	—	—	(1,139)	(0.2)
Acquisition and integration related costs	—	—	—	—	104	0.1	—	—	38	—
Adjusted operating expenses (Non-GAAP)	$48,056	31.0	$48,140	31.5	$48,860	33.2	$191,163	31.5	$195,793	36.9

	Three Months Ended						Twelve Months Ended
	October 1, 2021		July 2, 2021		October 2, 2020		October 1, 2021		October 2, 2020
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Income from operations - GAAP	$26,282	16.9	$23,674	15.5	$12,685	8.6	$81,002	13.3	$3,388	0.6
Amortization expense	11,407	7.3	11,407	7.5	12,418	8.4	46,214	7.6	50,330	9.5
Share-based compensation expense	9,150	5.9	8,781	5.8	9,474	6.4	43,086	7.1	41,159	7.8
Restructuring (benefit) charges	—	—	—	—	(356)	(0.2)	—	—	1,139	0.2
Acquisition and integration related costs	—	—	—	—	(104)	(0.1)	—	—	(38)	—
Adjusted income from operations (Non-GAAP)	$46,839	30.2	$43,862	28.7	$34,117	23.2	$170,302	28.1	$95,978	18.1

Depreciation expense	5,692	3.7	5,834	3.8	6,657	4.5	23,739	3.9	28,496	5.4
Adjusted EBITDA (Non-GAAP)	$52,531	33.8	$49,696	32.6	$40,774	27.7	$194,041	32.0	$124,474	23.5

	Three Months Ended						Twelve Months Ended
	October 1, 2021		July 2, 2021		October 2, 2020		October 1, 2021		October 2, 2020
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Net income (loss) - GAAP	$17,129	11.0	$15,005	9.8	$17,492	11.9	$37,973	6.3	$(46,078)	(8.7)
Amortization expense	11,407	7.3	11,407	7.5	12,418	8.4	46,214	7.6	50,330	9.5
Share-based compensation expense	9,150	5.9	8,781	5.8	9,474	6.4	43,086	7.1	41,159	7.8
Restructuring (benefit) charges	—	—	—	—	(356)	(0.2)	—	—	1,139	0.2
Warrant liability (gain) expense	—	—	—	—	(2,003)	(1.4)	11,130	1.8	12,948	2.4
Non-cash interest, net	4,123	2.7	4,070	2.7	1,015	0.7	9,590	1.6	4,061	0.8
Acquisition and integration related costs	—	—	—	—	(104)	(0.1)	—	—	(38)	—
Equity method investment losses (gains)	2,116	1.4	2,025	1.3	(7,770)	(5.3)	2,403	0.4	4,905	0.9
Loss on debt extinguishment	—	—	647	0.4	—	—	4,488	0.7	—	—
Tax effect of non-GAAP adjustments	(655)	(0.4)	(1,639)	(1.1)	(2,596)	(1.8)	(3,021)	(0.5)	(1,319)	(0.2)
Adjusted net income (Non-GAAP)	$43,270	27.9	$40,296	26.4	$27,570	18.7	$151,863	25.0	$67,107	12.7

	Three Months Ended						Twelve Months Ended
	October 1, 2021		July 2, 2021		October 2, 2020		October 1, 2021		October 2, 2020
	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share
Net income (loss) - GAAP	$17,129		$15,005		$17,492		$37,973		$(46,078)
Warrant liability gain	—		—		(2,003)		—		—
Net income (loss) - GAAP diluted	$17,129	$0.24	$15,005	$0.21	$15,489	$0.22	$37,973	$0.54	$(46,078)	$(0.69)

Adjusted net income (Non-GAAP)	$43,270	$0.61	$40,296	$0.57	$27,570	$0.40	$151,863	$2.15	$67,107	$0.98

	Three Months Ended			Twelve Months Ended
	October 1, 2021	July 2, 2021	October 2, 2020	October 1, 2021	October 2, 2020
	Shares	Shares	Shares	Shares	Shares
Diluted shares - GAAP	71,050	70,880	69,286	70,474	66,606
Incremental shares	—	—	—	87	1,756
Adjusted diluted shares (Non-GAAP)	71,050	70,880	69,286	70,561	68,362

	Three Months Ended						Twelve Months Ended
	October 1, 2021		July 2, 2021		October 2, 2020		October 1, 2021		October 2, 2020
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Interest expense, net - GAAP	$5,482	3.5	$5,526	3.6	$5,239	3.6	$20,593	3.4	$27,380	5.2
Non-cash interest expense	(4,123)	(2.7)	(4,070)	(2.7)	(1,016)	(0.7)	(9,590)	(1.6)	(4,061)	(0.8)
Adjusted interest expense (Non-GAAP)	$1,359	0.9	$1,456	1.0	$4,223	2.9	$11,003	1.8	$23,319	4.4

	Three Months Ended						Twelve Months Ended
	October 1, 2021		July 2, 2021		October 2, 2020		October 1, 2021		October 2, 2020
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Cash flow from operations	$40,812	26.3	$44,881	29.4	$74,403	50.5	$148,412	24.5	$171,397	32.3
Capital expenditures	(5,029)	(3.2)	(5,598)	(3.7)	(4,915)	(3.3)	(17,954)	(3.0)	(17,573)	(3.3)
Free cash flow (Non-GAAP)	$35,783	23.1	$39,283	25.7	$69,488	47.2	$130,458	21.5	$153,824	29.0
Free cash flow as a percentage of Adjusted net income (Non-GAAP)	82.7%		97.5%		252.0%		85.9%		229.2%

RECONCILIATION OF DEBT ACTIVITY
(unaudited and in thousands)

	Long-term debt, current portion	Long-term debt, less current portion	Total Debt
Balances as of October 2, 2020	$6,885	$652,172	$659,057
$100M paydown of debt	(6,885)	(93,115)	(100,000)
Issuance of convertible notes		450,000	450,000
Convertible notes proceeds paydown of debt		(443,600)	(443,600)
Equity component of convertible notes issued		(79,690)	(79,690)
Other activity		6,330	6,330
Balances as of October 1, 2021	$—	$492,097	$492,097